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                                                                     EXHIBIT 5.1




                               December 19, 1997



Sport-Haley, Inc.
4600 E. 48th Avenue
Denver, Colorado 80216



         Re:     Registration Statement on Form S-8
                 Covering 150,000 Common Shares Reserved for
                 Issuance Under the Amended and Restated
                 1993 Stock Option Plan of the Company
                 -------------------------------------

Gentlemen:

         We have acted as counsel to Sport-Haley, Inc., a Colorado corporation (the "Company"), in connection with the proposed offering of 150,000 shares of Common Stock, no par value (the "Shares"), reserved for issuance under the Company's 1993 Stock Option Plan, as amended and restated, in accordance with the registration provisions of the Securities Act of 1933, as amended.

         In such capacity, we have examined, among other documents, the Registration Statement on Form S-8 expected to be filed by the Company with the Securities and Exchange Commission on or about December 19, 1997 (as the same may be amended from time to time, the "Registration Statement"), covering the offering of the Shares.

         Based on the foregoing and on such further examination as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Colorado.
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Sport-Haley, Inc.
December 19, 1997
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         2.      The Shares have been legally and validly authorized under the
Articles of Incorporation of the Company, as amended, and on receipt of the consideration required by, and when issued in accordance with the description set forth in the Registration Statement, the Shares will constitute duly and validly issued, outstanding, and fully paid and nonassessable securities of the Company.

         We hereby consent to the use of our name and to the references to our firm in the Prospectus forming a part of the Registration Statement, and to the filing of a copy of this opinion as Exhibit No. 5 thereto.


                                        Very truly yours,

                                        BERLINER ZISSER WALTER & GALLEGOS, P.C.